UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 5, 2013, Idera Pharmaceuticals, Inc. (the “Company”) received a determination from the NASDAQ Listing Qualifications Panel (the “Panel”) indicating that the Panel has granted the Company’s request to transfer its listing from The NASDAQ Global Market to The NASDAQ Capital Market, and to continue the Company’s listing on that market, provided that the Company has satisfied the $2.5 million stockholders’ equity requirement for continued listing on that market on or before March 31, 2013, among other actions, and otherwise meets the continued listing requirements of The NASDAQ Capital Market The Company’s securities began trading on The NASDAQ Capital Market effective with the open of business on Thursday, February 7, 2013. The Company’s common stock will continue to trade on NASDAQ under the symbol IDRA.

The determination follows the Company’s hearing before the Panel, at which the Panel considered the Company’s plan to evidence compliance with the stockholders’ equity requirement for continued listing on The NASDAQ Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: February 5, 2013	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Chief Financial Officer,
Treasurer and Secretary